UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2011
Dana Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-1063 (Commission File Number)	26-1531856 (IRS Employer Identification Number)
3939 Technology Drive, Maumee, Ohio 43537
(Address of principal executive offices) (Zip Code)
(419) 887-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Amendment to Credit Agreement
On January 14, 2011 Dana Holding Corporation (“Dana”) entered into an amendment (the “Amendment”) to its Revolving Credit and Guaranty Agreement dated as of January 31, 2008, as amended as of April 30, 2009 (the “Credit Agreement”), among Dana, the guarantors party thereto, Citicorp USA Inc., as administrative agent, and other lenders party thereto (as amended by the Amendment, the “Amended Credit Agreement”).
The Amendment permits, among other things, repayment in full of all amounts outstanding under Dana’s Term Facility Credit and Guaranty Agreement dated as of January 31, 2008, as amended as of November 21, 2008 and April 30, 2009 (the “Term Facility”), using the net proceeds from the issuance of senior unsecured notes and, at Dana’s discretion, Dana’s current cash and cash equivalents.
The Amendment also revises the Credit Agreement’s restrictive covenants to, among other things, (i) increase the permitted amount of foreign subsidiary indebtedness from $500 million to $750 million, (ii) permit general indebtedness up to $1 billion, which can be secured by the assets currently securing the Term Facility on a first priority basis as long as the pro forma minimum fixed charge coverage ratio is at least 1.1:1, and (iii) permit additional unsecured debt so long as the pro forma minimum fixed charge coverage ratio is at least 1.1:1.
Under the Amendment, Dana may make dividend payments in respect of its common stock as well as certain investments and acquisitions so long as there is (i) at least $125 million of pro forma excess borrowing availability, or (ii) at least $75 million of pro forma excess borrowing availability and the pro forma minimum fixed charge coverage ratio is at least 1.1:1.
The description above is a summary of the Amendment and is qualified in its entirety by the complete text of the Amendment itself, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Please see the discussion set forth in Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K under the caption Amendment to Credit Agreement, which discussion is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits. The following item is filed with this report.

Exhibit No.	Description
10.1	Amendment No. 2 to Revolving Credit and Guaranty Agreement dated as of January 14, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA HOLDING CORPORATION
Date: January 21, 2011	By:	/s/ Marc S. Levin
		Name:	Marc S. Levin
		Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 2 to Revolving Credit and Guaranty Agreement dated as of January 14, 2011

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